BINDING LETTER OF INTENT

This Binding Letter of Intent dated on February 25, 2009  (the “Agreement”) outlines the general terms and conditions by which Michael Friedman/Commerce Online Technologies, with a principal address of 801 South Olive Ave., #113, West Palm Beach, FL 33401,  (the “Buyer”) and Seraph Security, Inc. (SRHS), (the “Seller”) (Buyer and Seller collectively the “Parties”), intend to facilitate a merger, acquisition, or other combinational transaction with a public company, traded under symbol “ SRHS ” (the “Vehicle”). The closing date of this agreement shall be on or before April 25th, 2009.

THIS AGREEMENT IS NOT EFFECTIVE UNTIL RECEIPT OF FULLY EXECUTED DOCUMENTS ARE DELIVERED TO EACH PARTY

WHEREAS, the Buyer wishes to obtain a controlling interest in the Vehicle from the

                       Seller;

NOW THEREFORE, the Seller and the Buyer hereby agree:

1.

Seller shall provide any and all corporate documentation as reasonably available to Seller, prior to, or at closing of the proposed transaction.

2.

Buyer shall honor $371,347.00 debt from Fishgate LLC and E-Benefits direct, Inc., making his rights non-dillutive and secured by stock. Buyer or appointed parties thereof may at any time purchase debt notes and a pre-determined price from note holders.

3.

In consideration for 10 million shares of common stock of the Company, Buyer shall include all assets and intellectual property of e-commerce solutions, proprietary software applications, all reseller agreements and client base, and waive salary for first year for control block of equity.

4.

Buyer and Seller agree on outstanding bills to be paid, including transfer agent, DTC, and pink sheets.com.

5.

Resignation of any and all Officers and Directors of SRHS shall occur after payment in full of the Promissory Note or as agreed to by parties.  Appointment of Mr. Friedman          as a Director, and   President, as well as further appointed members of the board, shall occur con-current with resignations of present officers of SRHS.

BUYER:

SELLER:

             B Michael Friedman:

             Member SRHS:

 Leonard Gotshalk

/s/ B. Michael Friedman

/s/Leonard Gotshalk

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By: B. Michael Friedman

By: /s/Leonard Gotshalk

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Date: February 25, 2009

Date: February 25, 2009